                                                                     EXHIBIT 3.2

                       FORM OF AMENDED AND RESTATED BYLAWS
                                       OF
                            GREAT WOLF RESORTS, INC.
                      (ORIGINALLY ADOPTED ON MAY 14, 2004)

                                    ARTICLE I
                                     OFFICES

      SECTION 1. REGISTERED OFFICE. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

      SECTION 2. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be at the principal place of business of the Corporation and shall not be its registered office.

      SECTION 3. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

      SECTION 2. SPECIAL MEETING. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the holders of 35% or more of the Corporation's common stock then outstanding. Such meeting shall be held at such place, either within or without the State of Delaware, as fixed by the Secretary.

      SECTION 3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each stockholder entitled to vote at or to notice of such meeting at the address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such stockholder waives notice of the meeting. Any stockholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy, unless he objects at the beginning of the meeting to the holding of the meeting or to transacting business at the meeting. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting.

      Notice of any meeting may be given by the Board of Directors, Chairman of the Board of Directors, Chief Executive Officer, President or Secretary.

      SECTION 4. ADJOURNMENT. In the absence of a quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time. If the adjournment is not for more than thirty (30) days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

      SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 6. QUORUM; VOTING. Each outstanding share of common stock of the Corporation is entitled to one vote on each matter submitted to a vote. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the issued and outstanding shares entitled to vote are represented either in person or by proxy at such meeting. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast in the election for such directors. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding withdrawal of enough stockholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

      SECTION 7. PROXIES. A stockholder may vote either in person or by a proxy that such stockholder has duly executed in writing. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy.

      SECTION 8. INSPECTORS OF ELECTION. All votes by ballot at any meeting of stockholders shall be conducted by such number of inspectors of election as are appointed for that purpose by the Corporation. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

      SECTION 9. NOTICE OF STOCKHOLDER PROPOSALS. At any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposal must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the stockholder to be timely received must be so received not later than the close of business on the later of one hundred twenty
(120) calendar days in advance of such meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the stockholder's capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

      SECTION 10. SHAREHOLDER NOMINATIONS OF DIRECTORS. Except for Directors who are elected by Directors pursuant to the provisions of Section 7 of Article III of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the directions of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholders of the Corporation entitled to vote for the election of Directors at the meeting who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 10 and Section 9 of Article II. Such nominations other than those made by or at the direction of the Board of Directors (or any duly authorized committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice for an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the preceding year's annual meeting of stockholders, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 25 days before such anniversary date and ends 25 days after such anniversary date, such stockholder's notice must be delivered by the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed or notice of the date of the annual meeting was mailed, whichever occurs first. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of each class of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A of the 1934 Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III
                                    DIRECTORS

      SECTION 1. POWER OF DIRECTORS. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws.

      SECTION 2. COMPOSITION OF THE BOARD.

      (a) The Board of Directors of the Corporation shall consist of no less than three (3) members of the age of eighteen or over. The exact number of directors may be fixed by resolution duly adopted by the Board of Directors, but no decrease in the number of directors shall shorten the term of any incumbent director.

      (b) Directors need not be residents of the State of Delaware or stockholders of the Corporation.

      (c) At each annual meeting the stockholders shall elect the Directors, who shall serve until their successors are elected and qualified; provided, that at any stockholders' meeting, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.

      (d) Each Director shall be elected for a one-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and qualified to serve, subject to prior death, resignation, retirement, disqualification or removal from office.

      SECTION 3. MEETINGS OF THE BOARD; NOTICE OF MEETINGS; WAIVER OF NOTICE. The Board of Directors shall hold an annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting. The Board of Directors may by resolution provide for the time and place of this annual meeting and other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, President or by a majority of directors unless the Board consists of one director, in which case special meetings may be called by the sole director. Written notice of the time and place of such meetings shall be given to each director by first class or air mail at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting, unless at the beginning of the meeting he or she states that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Delaware.

      SECTION 4. QUORUM; VOTING. A majority of the number of Directors in office shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, the Certificate of Incorporation or these Bylaws.

      SECTION 5. ACTION OF BOARD WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

      SECTION 6. COMMITTEES. The Board of Directors shall designate an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and such other committees the Board of Directors deems advisable, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board of Directors in one or more resolutions. The Board of Directors may designate the chairman and vice chairman, if any, of each committee. Vacancies may be filled by the Board of Directors at any meeting. The committee chairman, vice chairman, if any, or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee in accordance with the provisions of Article III
Section 3 of these Bylaws. Each committee shall fix its other rules of procedure. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

      SECTION 7. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or if the vacancy is not so filled, or if no director remains, by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office, or, if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the stockholders and the election and qualification of the successor.

      SECTION 8. TELEPHONE CONFERENCE MEETINGS. Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

      SECTION 9. CHAIRMAN. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside and in the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, a chairman selected by the Chairman of the Board of Directors or, if he or she fails to do so, by the directors, shall preside.

      SECTION 10. COMPENSATION OF DIRECTORS. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a director who is an officer or employee of the Corporation shall receive no compensation or fees for serving as a director or a committee member.

                                   ARTICLE IV
                                    OFFICERS

      SECTION 1. EXECUTIVE STRUCTURE OF THE CORPORATION. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, President, Chief Financial Officer, Secretary and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed or until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person. The Board of Directors may designate a Vice President as an Executive Vice President or a Senior Vice President and may designate the order in which other Vice Presidents may act.

      SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be chosen from among the Directors, shall have the general powers and duties of management and supervision of the business of the Corporation, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to him by the Board of Directors.

      SECTION 3. VICE CHAIRMAN. In the absence of the Chairman of the Board of Directors, or in the event of such officer's inability or refusal to act, the Vice Chairman, if any, shall perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties and have such other powers as the Chairman of the Board of Directors or the Board of Directors may from time to time prescribe.

      SECTION 4. CHIEF EXECUTIVE OFFICER The Chief Executive Officer shall have the general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. The Chief Executive Officer may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation.

      SECTION 5. PRESIDENT. The President shall, under the direction of the Chief Executive Officer: (i) have general and active management of business and affairs of the Corporation; (ii) implement the general directives, plans and policies formulated by the Board of Directors; and (iii) further have such duties, responsibilities and authorities as may be assigned by the Board of Directors. The President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

      SECTION 6. VICE PRESIDENT. The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Chief Executive Officer, the President or the Board of Directors. Each Vice President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents that the Board of Directors has authorized to be executed (and those deeds, bonds, mortgages, contracts and other documents for which no such authorization is required under applicable law), except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

      SECTION 7. SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall have custody of and attest the seal of the Corporation.

      SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or, if there be no Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such person's transactions as Chief Financial Officer and of the financial condition of the Corporation.

      SECTION 9. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the Chief Executive Officer.

      SECTION 10. REMOVAL OF OFFICERS. Any officer may be removed at any time by the Board of Directors or the Chief Executive Officer, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of such officer's removal in breach of a contract of employment.

      SECTION 11. COMPENSATION. The salaries of the officers shall be fixed from time to time by the Board of Directors or a duly authorized committee of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Corporation.

                                    ARTICLE V
                                     SHARES

      SECTION 1. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented and the date of issue; and which shall be signed by the Chief Executive Officer, President or a Vice President (or in lieu thereof, by the Chairman of the Board if there be one) and may be signed by the Secretary or an Assistant Secretary of the Corporation; provided, however, that where the Certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

      SECTION 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

      SECTION 3. LOCK-UP PERIOD. Notwithstanding any other provision contained in these Bylaws to the contrary, no holder (each a "Pre-IPO Holder") of a share of common stock issued prior to the initial public offering of the Corporation (each a "Pre-IPO Share"), including any shares issued in the Private Placement (which shall mean the issuance of shares of the Corporation's common stock prior to, concurrently with, or immediately following the closing of the Corporation's initial public offering in a transaction exempt from registration under the Securities Act of 1933), shall offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any such Pre-IPO Share, without the prior written consent of the Board of Directors or the Chief Executive Officer, until the date that is one hundred eighty (180) days following the closing date of the Corporation's initial public offering.

      The following transfers of Pre-IPO Shares shall not be subject to the lock-up period set forth in the preceding paragraph:

      (a) a Pre-IPO Holder who is a natural person may Dispose of Pre-IPO Shares to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Pre-IPO Holder retain the entire beneficial interest;

      (b) a Pre-IPO Holder that is a corporation, partnership, limited liability company or other business entity may (1) Dispose of Pre-IPO Shares to one or more entities that are wholly owned or controlled by, or under common control with, the Pre-IPO Holder or
            (2) Dispose of Pre-IPO Shares by distributing such Pre-IPO Shares in a liquidation, dissolution, winding up or otherwise without consideration to the equity owners of such corporation, partnership, limited liability company or business entity or to any other corporation, partnership, limited liability company or business entity that is wholly owned by such equity owners;

      (c) a Pre-IPO Holder may Dispose of Pre-IPO Shares on his or her death to such Pre-IPO Holder's estate, executor, administrator or personal representative or to such Pre-IPO Holder's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

      (d)   a Pre-IPO Holder may Dispose of Pre-IPO Shares as a bona fide gift;
            and

      (e) a Pre-IPO Holder may Dispose of Pre-IPO Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee.

      SECTION 4. REGISTERED STOCKHOLDERS. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

      SECTION 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

      SECTION 6. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint such transfer agents and registrars of transfers as may be deemed necessary and may require all stock certificates to bear the signature or either or both.

      SECTION 7. DIVIDENDS. The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of the Corporation's capital stock pursuant to the Delaware General Corporation Law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

                                   ARTICLE VI
                        DEPOSITORIES, SIGNATURES AND SEAL

      SECTION 1. DEPOSITORIES. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

      SECTION 2. CONTRACTS AND DEEDS. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer, President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

      SECTION 3. SEAL. The seal of the Corporation shall be as follows:

      If the seal is affixed to a document, the signature of the Chief Executive Officer, President, Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VII
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII
                                    INDEMNITY

      SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article VIII with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

      SECTION 2. PAYMENT OF INDEMNIFICATION. If a claim under Section 1 of this
Article VIII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, should be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 3. INDEMNIFICATION NOT EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      SECTION 5. AUTHORITY TO ENTER INTO INDEMNIFICATION AGREEMENTS. The Corporation shall have the power to enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions in this Article VIII to provide for the payment of such amounts as may be appropriate, in the discretion of the Board of Directors, to effect indemnification and payment of expenses as provided in this Article VIII.

                                   ARTICLE IX
                             ELECTRONIC TRANSMISSION

      Subject to the provisions of Section 232 of the Delaware General Corporation Law, any notice required by these Bylaws may be given by "electronic transmission," as defined in Section 232(c).

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

      The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed and new bylaws adopted by the stockholders. The stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.